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                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                     of the

                      RESTATED CERTIFICATE OF INCORPORATION

                                       of

                       INTEREP NATIONAL RADIO SALES, INC.

               __________________________________________________

                Under Section 805 of the Business Corporation Law

               __________________________________________________

                The undersigned Vice President of INTEREP NATIONAL RADIO SALES, INC., for the purpose of amending its Restated Certificate of Incorporation, CERTIFIES that:

                FIRST: The name of the corporation is INTEREP NATIONAL RADIO SALES, INC. (the "Corporation"). The name under which the Corporation was originally incorporated was McGAVREN-QUINN CORPORATION.

                SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on March 31, 1958. A Restated Certificate of Incorporation was filed on May 28, 1985 and Certificates of Amendment thereof were filed on June 13, 1991, June 29, 1993, November 9, 1993 and March 2, 1994. A Restated Certificate of Incorporation was filed on December 9, 1999.

                THIRD: The Restated Certificate of Incorporation is amended by the addition of a provision to Article 3 thereof stating the number, designation, relative rights, preferences and limitations of the shares of Series A Convertible Preferred Stock as fixed by the Board of Directors of the Corporation as follows:

                      "SERIES A CONVERTIBLE PREFERRED STOCK

                A series of Preferred Stock known as the Series A Convertible Preferred Stock initially consisting of 400,000 shares of Preferred Stock which the Corporation has authority

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to issue, is hereby created, and the designation, rights, preferences and limitations of the shares of such series are fixed as follows:

                   (a) Designation. 400,000 authorized shares of Preferred Stock, par value $.01 per share, having a liquidation preference of $100.00 per share (the "Liquidation Preference") and an aggregate Liquidation Preference of $40,000,000, may be issued in and as a series to be designated as the "Series A Convertible Preferred Stock" having the designations, rights, preferences and limitations set forth herein. The rights, preferences, limitations and other matters relating to the Series A Convertible Preferred Stock are subject to the issuance of any subsequent series of Preferred Stock by the Corporation in compliance with the limitations and restrictions set forth herein.

                   (b) Ranking. The Series A Convertible Preferred Stock shall, with respect to dividend rights and distributions upon the liquidation, winding-up or dissolution of the Corporation, rank (i) senior to all classes of common stock of the Corporation and to each other class of capital stock or series of preferred stock established after the issue date of the Series A Convertible Preferred Stock by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Convertible Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to with all classes of common stock of the Corporation as "Junior Securities"); (ii) on a parity with any additional shares of Series A Convertible Preferred Stock issued by the Corporation in the future in accordance with Section (h)(3) hereof and any other class of capital stock or series of preferred stock established after the issue date of the Series A Convertible Preferred Stock by the Board of Directors, in accordance with Section (h)(3) hereof, the terms of which expressly provide that such class or series will rank on a parity with the Series A Convertible Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and, dissolution of the Corporation (collectively referred to as "Parity Securities"); and (iii) subject to Section (h)(3) hereof, junior to any shares of any other class of capital stock or series of preferred stock established after the issue date of the Series A Convertible Preferred Stock by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Series A Convertible Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities").

                   (c) Dividends.

                   (1) Cash Dividends. Subject to the provisions of Sections
(c)(2) and (c)(4) hereof, the holders of shares of the Series A Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation and out of the assets of the Corporation legally available therefor, cumulative preferential cash dividends at the rate per annum of $4.00 per share of the Series A Convertible Preferred Stock, from the date of issuance of such shares until such shares are no longer issued and outstanding and payable annually in arrears on May 1 in each year beginning in 2003 or, if such day is not a business day, on the next succeeding business day (each, a "Dividend Payment Date") to the holders of record as of the immediately preceding April 15. As used herein "business day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the

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City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. Dividends payable on the Series A Convertible Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be deemed to accumulate on a daily basis. All dividends paid with respect to shares of Series A Convertible Preferred Stack shall be made pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares held by each such holder. To the extent not paid, dividends on the Series A Convertible Preferred Stack shall accumulate, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. For all purposes hereunder, dividends on the Series A Convertible Preferred Stock shall be treated as if the same were paid as the Dividend Payment Date, whether or not the same were in fact so paid or declared. Unpaid dividends on the Series A Preferred Stock shall bear interest at the rate of 8% per annum until paid in full.

                   Full cumulative dividends on all outstanding shares of Series A Convertible Preferred Stock shall be payable in full before:

                   (A) any dividends or distributions are paid on, or declared or any sums set apart for the payment of any dividend or distribution on any Junior Securities;

                   (B) any payment is made in connection with any repurchase, redemption, retirement or other acquisition for valuable consideration of any Junior Securities; and

                   (C) no monies shall be paid into or set apart or made available for a sinking or other like :fund for the purchase, redemption or other acquisition or retirement for valuable consideration of any Junior Securities.

                   Accordingly, if in any annual dividend period all dividends at the rate fixed above accrued from the date of issuance of any shares of the Series A Convertible Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or set apart for payment, together with interest thereon as provided above, before any dividends or distributions shall be paid on, or set apart for, or any repurchase, redemption, retirement or other acquisition for valuable consideration is effected of any Junior Securities.

                   Accrued but unpaid dividends for any past dividend periods may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a regular Dividend Payment Data, to holders of record on the books of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall be no more than 60 days prior to the payment data thereof.

                   (2) Stock Dividend. Notwithstanding the provisions of Section
(c)(1) hereof, in lieu of payment of the cash dividends provided in Section
(c)(1) for all periods commencing on the date of issuance of any shares of the Series A Convertible Preferred Stock, as well as any interest charges provided in Section (c)(1) hereof, the Board of Directors may declare and pay to each holder of shares of the Series A Convertible Preferred Stock a stock dividend in additional shares of the Series A Convertible Preferred Stock

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(including fractional shares) having an aggregate Liquidation Preference equal to the amount of the dividend and interest, if any, to be paid. If and when any shares are issued under this Section (c)(2) for the payment of accrued dividends, such shares shall be validly issued and outstanding and fully paid and non-assessable and shall initially have a Conversion Price (defined below) equal to that of the Series A Convertible Preferred Stock with respect to which it is issued. As to shares of Series A Convertible Preferred Stock issued as a dividend on shares of Series A Convertible Preferred Stock, dividends shall accrue and be cumulative from the Dividend Payment Date in respect of which such shares were issued or were scheduled to be paid pursuant to Section (c)(2) hereof as a dividend.

                   (3) Fractional Shares.

                   (A) Fractional shares of the Series A Convertible Preferred Stock may be issued in connection with any stock dividend referred to in Section
(c)(2) hereof. Alternatively, in lieu of any fractional interest in a share of the Series A Convertible Preferred Stock which would otherwise be issuable, the Corporation may pay to the holder thereof an amount in cash equal to the Liquidation Preference of such fractional share.

                   (B) Each fractional share of Series A Convertible Preferred Stock outstanding (or treated as outstanding pursuant to Section (c)(1) hereof) shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding or due to be issued and outstanding share of Series A Convertible Preferred Stock pursuant to Section (c)(2) and all such dividends with respect to such outstanding fractional shares shall be cumulative and shall accrue (whether or not declared) and shall be payable in the same manner and at such times as provided for in Section (c)(2) with respect to dividends on each outstanding or due to be issued and outstanding share of Series A Convertible Preferred Stock. Each fractional share of Series A Convertible Preferred Stock outstanding shall also be entitled to a ratably proportionate amount of any other distributions made with respect to each outstanding or due to be issued and outstanding share of Series A Convertible Preferred Stock, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding or due to be issued and outstanding share of Series A Convertible Preferred Stock.

                   (4) Additional Dividends. If, pursuant to the Registration Rights Agreement, dated as of May 3, 2002, between the Corporation and the purchasers of the Series A Convertible Preferred Stock named therein, a "Default" (as defined in such agreement) occurs, then, from and including the date of such Default until the date that the Corporation cures such Default by filing with the Securities and Exchange Commission the "Shelf Registration Statement" (as defined in such agreement), the dividend rate applicable to a share of the Series A Convertible Preferred Stock shall be increased by $0.25 per annum ("Additional Dividends") for the first 90 days (or a portion thereof) following the date of such Default and for any subsequent 90-day period (or a portion thereof) during which such Default shall remain uncured, but in no event shall the Additional Dividends exceed $1.00 per annum per share of Senior A Convertible Preference Stock. Following the cure of such Default, the accrual of the Additional Dividends shall cease.

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                   (d) Preference on Liquidation. Upon any voluntary or
involuntary liquidation, dissolution or winding up of the affairs of the Corporation or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Corporation's capital stock (the date of such occurrence, the "Liquidation Date"), the Corporation shall, out of the assets of the Corporation available for distribution, make the following payments in respect of its capital stock:

                   (A) first, payments due in connection with the Senior Securities on the Liquidation Date, including any accumulated and unpaid dividends, if any, on such Senior Securities, to the Liquidation Date;

                   (B) second, on a pro rata basis, payments (i) on shares of the Series A Convertible Preferred Stock equal to the Liquidation Preference per share of Series A. Convertible Preferred Stock held by or due to (as of. such date pursuant to Section (c) hereof) such holder, plus all partial dividend period amounts, if any, thereon to the Liquidation Date and (ii) due on Parity Securities; and

                   (C) third, payments on any Junior Securities, including, without limitation, all classes of common stock of the Corporation.

                   After payment in full in cash of the Liquidation Preference and all accumulated dividends, if any, to which holders of Series A Convertible Preferred Stock are entitled, such holders shall not be entitled to any further participation in any distribution of assets of the Corporation. As used herein "partial dividend period amount" means as of any applicable date, with respect to any Series A Convertible Preferred Stock, an amount equal to the amount of dividends that would accrue at the dividend rate on the Liquidation Preference of such Series A Convertible Preferred Stock on a daily basis from the last Dividend Payment Date to and including such applicable date.

                   (e) Redemption. The shares of the Series A Convertible Preferred Stock shall not be subject to mandatory redemption, either by the Corporation or by the holders thereof, at any time. The Series A Convertible Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the redemption thereof.

                   (f) Certificates. So long as any shares of the Series A Convertible Preferred Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designations, rights, preferences and limitations and the relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

                   (g) Conversion.

                   (1) Right to Convert and Conversion Price. Subject to the terms and conditions of this Section (g), each of the holders of the shares of Series A Convertible Preferred Stock shall have the option, at any time and from time to time to convert each of

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such shares into such number of fully paid and non-assessable shares of Class A
Common Stock as is determined by dividing the $100.00 Liquidation Preference by the "Conversion Price" (as defined below) in effect on the date the of conversion. The Conversion Price shall initially be $4.00 and may be adjusted from time to time in accordance with Section (g)(5) hereof.

              (2) Automatic Conversion. Each share of Series A Convertible Preferred Stock shall automatically be converted into shares of the Class A Common Stock at the Conversion Price if, at any time after the issue date of the Series A Convertible Preferred Stock, the "market price" per share of Class A Common Stock is $8.00 or more. For purposes of this Section g(2), "market price" means (i) the average of the last reported sale prices of a share of the Class A Common Stock or the closing prices therefor quoted on the Nasdaq National Market or on any exchange on which shares of the Class A Common Stock are listed, whichever is applicable, over the 30 consecutive trading days immediately preceding the date of determination or (ii) if no such last sale or closing prices are available, the average of the closing bid and asked prices of a shares of the Class A Common Stock as quoted in the Over-the-Counter Market Summary for the 30 consecutive trading days immediately preceding the date of determination. In the event of such automatic conversion, the Corporation shall deliver to each holder of the Series A Convertible Preferred Stock a notice of automatic conversion and a letter of transmittal for the surrender of such holder's shares to the Corporation (a "Letter of Transmittal").

              Holders of shares of Series A Convertible Preferred Stock at the close of business on a record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such record date and prior to such Dividend Payment Date. A holder of shares of Series A Convertible Preferred Stock on a record date who (or whose transferee) tenders any such shares for conversion into shares of Class A Common Stock on such Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series A Convertible Preferred Stock on such date; provided, however, in the case of a dividend to be paid-in-kind, the aggregate liquidation preference of the Series A Convertible Preferred Stock to be issued will be equal to the partial dividend amount through the date of conversion. Except as provided for above, no payments or adjustments in respect of dividends on shares of Series A Convertible Preferred Stock surrendered for conversion or on account of any dividend on the Class A Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Convertible Preferred Stock.

              (3) Mechanics of Conversion. Each holder of Series A Convertible Preferred Stock that desires to convert its shares shall surrender to the Corporation at its principal offices the certificate or certificates for the shares of the Series A Convertible Preferred Stock to be converted, duly endorsed, together with an executed notice (a "Conversion Notice") that such holder elects to convert such shares in accordance with the provisions of this Section (g). Any Conversion Notice shall also state the name or names (with addresses) in which the certificate or certificates for the Class A Common Stock shall be issued; provided, however, that the Corporation shall not be obligated to issue certificates to any party other than such holder unless the certificates evidencing the shares to be converted are accompanied by proper instruments of transfer. If such holder elects to convert

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only a portion of the number of shares of the Series A Convertible Preferred
Stock covered by a certificate surrendered for conversion, the Corporation shall issue and deliver to such holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of full shares of the Series A Convertible Preferred Stock not converted, subject, however, to the same proviso as set forth in the preceding sentence regarding the issuance of certificates to parties other than such holder.

              (4) Issuance of Certificates. Promptly after the Corporation's receipt from a holder of the Series A Convertible Preferred Stock of a Conversion Notice and surrendered certificates as aforesaid, or, in the case of an automatic conversion pursuant to Section (g)(2), promptly after the Corporation's receipt from a holder of the Series A Convertible Preferred Stock of a duly completed and executed Letter of Transmittal and surrendered certificates as aforesaid for all of the shares of the Series A Convertible Preferred Stock held by such holder, the Corporation shall issue and deliver to such holder, registered in such name or names as such holder may direct (subject to Section (g)(3)), a certificate or certificates for the number of full shares of Class A Common Stock issuable on the conversion of the shares surrendered therefor, together with cash adjustments in respect of any fractional shares. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined, as of the close of business on the date which the Conversion Notice shall have been received by the Corporation and such shares of the Series A Convertible Preferred Stock shall have been surrendered as aforesaid, and at such time the rights of such holder as to such shares surrendered shall cease and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall then be issuable on such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

              (5) Adjustment of Conversion Price. The Conversion Price at which shares of Series A Convertible Preferred Stock are convertible into shares of Class A Common Stock shall be subject to adjustment from time to time, as follows.

              (A) in case at any time after the date hereof, the Corporation shall pay or make a dividend or other distribution on all or any portion of its Class A Common Stock or shall make a dividend or other distribution on any other class of Capital Stock of the Corporation which dividend or distribution includes Class A Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section (g)(5)(A), the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates, if any, issued in lieu of fractions of shares of Class A Common Stock If any dividend or distribution of the type described in this Section (g)(5)(A) is declared but not so

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paid or made, the Conversion Price shall again be adjusted to be the Conversion price which would then be in effect if such dividend or distribution had not been declared.

              (B) in case at any time after the date hereof, the Corporation shall pay or make a dividend or other distribution on all of its Class A Common Stock consisting of, or shall otherwise issue to all holders of its Class A Common Stock, rights, warrants or options (not being available on an equivalent basis to holders of the Series A Convertible Preferred Stock upon conversion) entitling the holders of its Class A Common Stock to subscribe for or purchase Class A Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (H) of this Section (g)(5)) of the shares of Class A Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Class A Common Stock which the aggregate of the offering price of the total number of shares of Class A Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Class A Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section (g)(5)(B), the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates, if any, issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights or warrants in respect of Class A Common Stock held in the treasury of the Corporation (or, if rights or warrants are issued in respect of all of the Class A Common Stock of the Corporation, will not exercise any such rights or warrants in respect of Class A Common Stock held in the treasury of the Corporation). In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders of shares of Class A Common Stock to subscribe for or purchase shares of Class A Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Class A Common Stock, there shall be taken into account any consideration received for such rights or warrants. The value of such consideration, if other than cash, shall be determined in the reasonable good faith judgment of the Board of Directors of the Corporation, whose determination shall be conclusive.

              (C) in case at any time after the date hereof, all or any portion of the Class A Common Stock outstanding shall be subdivided into a greater number of shares of Class A Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely in case at any time after the date hereof, all or any portion of the shares of Class A Common Stock outstanding shall each be combined into a smaller number

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of shares of Class A Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which subdivision or combination becomes effective.

              (D) in case at any time after the date hereof, the Corporation shall, by dividend or otherwise, distribute to all holders of its Class A Common Stock evidences of its indebtedness or assets (including securities, rights, warrants or options, but excluding any rights, warrants, or options referred to in paragraph (B) of this Section (g)(5) as entitling the holders of Class A Common Stock to subscribe for or purchase Class A Common Stock at a price per share less than the current market price, any dividend or distribution paid exclusively in cash, any dividend or distribution referred to in paragraph (A) of this Section (g)(5) and any dividend or distribution upon a merger or consolidation referred to in Section (g)(7) hereof), the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (H) of this Section (g)(5)) of the Class A Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed applicable to one share of Class A Common Stock and the denominator shall be such current market price per share of Class A Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If any dividend or distribution of the type described in this Section (g)(5)(D) is declared but not so paid or made, the Conversion price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

              (E) in case at any time after the date hereof, the Corporation shall, by dividend or otherwise, make a distribution to all holders of its Class A Common Stock consisting exclusively of cash (excluding any cash that is distributed upon a merger or consolidation or a sale or transfer of all or substantially all of the asserts of the Corporation to which Section (g)(7) hereof applies or as part of a distribution referred to in paragraph (D) of this Section (g) (5)) in an aggregate amount that, combined together with (i) the aggregate amount of any other distributions to all holders of its Class A Common Stock made exclusively in cash within the 12 months immediately preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section (g)(5)(E) has been made and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of consideration payable in respect of any tender offer by the Corporation or any of its subsidiaries for all or any portion of the Class A Common Stock concluded within the 12 months immediately preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section (g)(5) has been made, exceeds 12.5% of the product of the current market price per share of Class A Common Stock on the date for the determination of holders of Class A Common Stock entitled to receive such distribution multiplied by the number of shares of Class A Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution shall be decreased by multiplying such Conversion Price by a fraction (A) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (H) of this Section (g)(5)) of the Class A Common Stock on the date fixed for such determination less an amount equal to the quotient of
(x) the excess of such combined amount over such 12.5% and (y) the number of shares of Class A Common Stock outstanding on such date for determination and
(B) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (H) of this section (g)(5)) of the Class A Common Stock on such date for determination. If any dividend or distribution of the type described in this Section (g)(5)(D) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

              (F) in case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Class A Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive) that combined together with (i) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Corporation or any subsidiary of the Corporation for all or any portion of the Class A Common Stock expiring within the 12 months immediately preceding the expiration of such tender or exchange offer and in respect of which no adjustment, pursuant to this Section (g)(5)(F) has been made and (ii) the aggregate amount of any distributions to all holders of the Class A Common Stock made exclusively in cash within the 12 months immediately preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to Section (g)(5) has been made, exceeds 12.5% of the product of the current market price per share (determined as provided in paragraph (H) of this Section (g)(5)) of the Class A Common Stock as of the last time (the "Expiration Time") tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) multiplied by the number of shares of Class A Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time shall be decreased by multiplying such Conversion Price by a fraction (A) the numerator of which shall be equal to
(1) the product of (x) the current market price per share (determined as provided in paragraph (H) of this Section (g)(5)) of the Class A Common Stock on the elate of the Expiration Time and (y) the number of shares of Class A Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (2) the amount of cash plus the fair market value (determined by the Board of Directors, whose determination shall be conclusive) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and (B) the denominator of which shall be equal to the product of (x) the current market price per share (determined as provided in paragraph (H) of this Section (g)(5)) of the Class A Common Stock as of the Expiration Time and (y) the number of shares of Class A Common Stock outstanding (including any tendered or exchanged shares) as of the Expiration Time less the number of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares"). In the event that the Corporation is obligated to purchase shares pursuant to any such tender offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made.

         (G) the reclassification of Class A Common Stock into securities other than Class A Common Stock (other than any reclassification upon a consolidation or merger to which Section (g)(7) applies) shall be deemed to involve (i) a distribution of such securities other than Class A Common Stock to all holders of Class A Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (A) of this Section (g)(5)) and (ii) a subdivision or combination, as the case may be, of the number of Class A Common stock outstanding immediately prior to such reclassification into the number of Class A Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective", within the meaning of the paragraph (C) of this Section (g)(5)).

         (H) for the purpose of any computation under paragraphs (B), (D), (E), or (F) of this Section (g)(5), the current market price per share of Class A Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Class A Common Stock for the five trading days immediately preceding the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Class A Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

         (I) the Corporation may make such reductions in the Conversion Price, in addition to those required by subparagraphs (A), (B), (C.), (D), (E) and (F), of this Section (g)(5), as it considers to be advisable to avoid or diminish any income tax to holders of Class A Common Stock or rights to purchase Class A Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty clays, the reduction is irrevocable during such period and the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive. Wherever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Series A Convertible Preferred Stock a notice of the reduction at least fifteen days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

         (J) notwithstanding any other provision of this Section (g)(5), no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Corporation hereby covenants not to take any action (1) to increase the par value per share of the Class A Common Stock or (2) that would or does result in any adjustment in the Conversion Price that would cause the Conversion Price to be less than the then par value per share of the Class A Common Stock.

         (K) notwithstanding any other provision of this Section (g)(5), no adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         (L)  whenever the Conversion Price is adjusted as herein provided:

              (1) the Corporation shall compute the adjusted conversion price and shall prepare a certificate signed by the Treasurer or Chief Financial Officer of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series A Convertible Preferred Stock, and

              (2) a notice stating that the Conversion price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Corporation to all record holders of shares of Series A Convertible Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

         (M) in any case in which this Section (g)(5) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence or such event (x) issuing to the holder of any share of Serves A Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Class A Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fractional share of Class A Common Stock pursuant to Section (g)(6) hereof.

         (6) Fractional Shares of Class A Common Stock The Corporation shall not issue fractional shares or scrip representing fractional shares of Class A Common Stock upon conversion of Series A Convertible Preferred Stock. Instead the Corporation shall pay a cash adjustment based upon the closing price of the Class A Common Stock on the business day immediately preceding the date of conversion. If more than one certificate evidencing shares of Series A Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Convertible Preferred Stock so surrendered.

         (7) Merger, Consolidation, Restructuring, Reclassification, etc. In the event that the Corporation shall be a party to any transaction, including without limitation any (i) recapitalization or reclassification of the Class A Common Stock(other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Class A Common Stock), (ii) any consolidation of the Corporation with, or merger of the Corporation into, any other Person, any merger of another Person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock of the Corporation), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any compulsory share exchange, pursuant to which the Class A Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall he made as part of the terms of such transaction whereby the holder of each share of Series A Convertible Preferred Stock then outstanding shall have the right thereafter, to convert such share into the kind and amount of securities, cash and other property receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Class A Common Stock into which such share of Series A Convertible Preferred Stock might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange. The Corporation or the Person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
(g). The above provisions shall similarly apply to successive recapitalizations, reclassifications, consolidations, mergers, sales, transfers or share exchanges. As used in this Section (g)(7) the word "Person" means any individual, corporation, partnership, joint venture, association, joint-stock corporation, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         (8) Stock to be Reserved. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A Common Stock or its issued Class A Common Stock held in treasury, or both, solely for the purpose of issuance on the conversion of the Series A Convertible Preferred Stock herein provided such number of shares of Class A Common Stock as shall then be issuable on the conversion thereof. If at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of the Series A Convertible Preferred Stock, the Corporation shall use its best efforts to take such corporate action as may in the opinion of its counsel be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for that purpose. The Corporation covenants and agrees that all shares of Class A Common Stock which shall be so issuable shall, on issuance, be duly authorized and validly issued, fully paid and nonassessable and free from all preemptive rights of stockholders and liens and charges with respect to the issue thereof. The Corporation shall use its best efforts to take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, the charter or by-laws of the Corporation, or any agreement, instrument or order to which the Corporation is then subject.

         (9)  Notice of Action. In case:

         (A) the Corporation shall authorize or take an action that would, upon consummation, require a Conversion Price adjustment pursuant to subparagraphs
(B), (C), (D), (E) or (F) of Section (f)(5) hereof; or

         (B) of any reclassification of Class A Common Stock (other than a subdivision or combination of the outstanding Class A Common Stock, or a charge in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Class A Common Stock is converted into other securities, cash or other property; or

         (C) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

         then the Corporation shall cause to be mailed to the holders of record of the Series A Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least twenty days prior to the proposed record or effective date as the case may be, notice stating (x) the date on which a record (if any) is to be taken for the purpose of such action, dividend or distribution, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend or distribution are to be determined or (y) the date on which such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

         (10) Employee Plan, etc. Notwithstanding the foregoing provisions, the issuance of any shares of Class A Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Class A Common Stock under any such plan and the issuance of any shares of Class A Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the issue date of the Series A Convertible Preferred Stock, shall not be deemed to constitute an issuance of Class A Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies so long as the size or extent of the plan or plans are customary to corporations similar to the Corporation. There shall also be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as specifically described in this Section (g). If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the greatest absolute value.

          (11) Listing. If any shares of the Class A Common Stock required to be reserved for purposes of the conversion of the Series A Convertible Preferred Stock hereunder require listing on the Nasdaq National Market or any stock exchange on which securities of the Corporation are then listed before such shares may be issued on conversion, the Corporation shall, at its expense, use its best efforts to cause such shares to be duly listed on the Nasdaq National Market or any such stock exchange.

          (12) Issue Tax. The issuance of certificates for shares of Class A Common Stock on conversion of the Series A Convertible Preferred Stock and the issuance of certificates for shares of the Series A Convertible Preferred Stock upon the conversion of only a portion of the number of shares of the Series A Convertible Preferred Stock covered by a certificate therefor, shall be made without charge to any holder thereof for any issuance tax in respect thereto, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of such holder.

          (13) Class A Common Stock owned by the Corporation. For purposes of this Section (g), the .number of shares of Class A Common Stock at any time outstanding shall not include any shares of Class A Common Stock then owned or held by or for the account of the Corporation.

          (h)  Voting Rights.

          (1) General. Except as otherwise set forth herein or as may be otherwise required by law, the holders of shares of the Series A Convertible Preferred Stock shall be entitled to notice of all shareholder meetings in accordance with the By-Laws of the Corporation and to vote on all matters presented to the shareholders of the Corporation and shall be entitled to the number of votes per share of the Series A Convertible Preferred Stock equal to the number of full shares of the Class A Common Stock into which a share of the Series A Convertible Preferred Stock is convertible on the record date for the determination of the shareholders entitled to vote on such matters or, if no such record is established, at the date on which such vote is taken.

          (2) Voting with Common Stock. Except as otherwise set forth herein or as may be otherwise required by law, the respective holders of shares of the Series A Convertible Preferred Stock, the Class A Common Stock, the Class B Common Stock and any other series of the Preferred Stock which is entitled to vote with the Class A Common Stock and the Class B Common Stock shall vote together as one class and not as separate classes. If the Corporation issues shares of the Preferred Stock in additional series, such shares may vote together with the shares of the Series A Convertible Preferred Stock, the Class A Common Stock, the Class B Common Stock if this Restated Certificate of Incorporation is amended to so provide, except on any matters as to which any one or more series of the Preferred Stock has the express right to vote separately as a class.

          (3) Class Voting. The Corporation shall not, without the affirmative vote or consent of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding:

          (A) authorize, create (by way of reclassification or otherwise) or issue any Parity Securities or Senior Securities or any obligation or security convertible into or evidencing the right to purchase any Parity Securities or Senior Securities; provided, however, that the Corporation may authorize and issue, without any vote or consent of the holders of Series A Convertible Preferred Stock, up to $20 million aggregate Liquidation Preference amount of
(i) additional shares of the Series A Convertible Preferred Stock and/or (ii) shares of one or more other series of the Corporation's Preferred Stock so long as such other series have rights, preferences and limitations that are substantially similar to, and not more favorable to the holders thereof than, those of the Series A Convertible Preferred Stock, and, in particular, have an initial conversion price or rate no more favorable than the Conversion Price and the terms of which expressly provide that such series will rank on a parity with the Series A Convertible Preferred Stock (any such additional shares of the Series A Convertible Preferred Stock and shares of any such series being referred to herein as "Comparable Parity Securities");

          (B) amend or otherwise alter its Restated Certificate of Incorporation in any manner that adversely affects the rights, privileges and preferences of the Series A Convertible Preferred Stock set forth in this Certificate of Amendment; or

          (C) take any action requiring a vote of stockholders of the Corporation that (x) is materially adverse to the holders of Series A Convertible Preferred Stock or (y) adversely affects the rights, preferences and privileges of the Series A Convertible Preferred Stock set forth in this Certificate of Amendment.

          (i)  Payment.

          (1) All amounts payable in cash with respect to the Series A Convertible Preferred Stock shall be payable in United States dollars at the principal executive office of the Corporation or, at the option of the holder, payment of dividends (if any) may be made by check mailed to such holder of shares of Series A Convertible Preferred Stock at its address set forth in the register of holders of Series A Convertible Preferred Stock maintained by the Corporation.

          (2) Any payment on the Series A Convertible Preferred Stock due on any day that is not a business day need not be made on such day, but may be made on the next succeeding business day with the same force and effect as if made on such due date.

          (3) Dividends payable on the Series A Convertible Preferred Stock on any day that is a Dividend Payment Pate shall be paid to the holders of record as of the immediately preceding record date,

          (j)  Headings of Subdivisions.

          The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          (k)  Severability of Provisions.

          If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Amendment (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series A Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Amendment (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Series A Convertible Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series A Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating optional or other special rights of the Series A Convertible Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

          The foregoing amendment was duly authorized in accordance with Sections 502(c) and (d) and 803(c) of the Business Corporation Law by the unanimous written consent of the Board of Directors.

                  IN WITNESS WHEREOF, the undersigned has executed this

Certificate of Amendment on May 3, 2002.

                                              /s/ Ralph C. Guild
                                              ----------------------------------
                                              Ralph C. Guild
                                              Chairman of the Board

Attest:

/s/ Paul Parzuchowski
----------------------------
Paul Parzuchowski, Secretary